LanzaTech Announces Full Year 2022 Financial Results and Provides Full Year 2023 Financial Outlook
Total revenue for full year 2023 expected to be $80.0 million – $120.0 million, up from full year 2022 revenue of $37.3 million
Full year 2022 net loss of $(76.4) million and Adjusted EBITDA of $(69.2) million; Adjusted EBITDA for full year 2023 expected to be $(65.0) million – $(55.0) million

Post-transaction total cash on hand of $230 million, positioning the Company with significant financial flexibility
Cash position expected to fully fund the business through the achievement of positive Adjusted EBITDA expected by the end of 2024

Chicago, IL (March 29, 2023) – LanzaTech Global, Inc. (Nasdaq: LNZA) (“LanzaTech” or the “Company”), the leading Carbon Capture and Transformation (“CCT”) company, today announced its full year financial results for the fiscal year ending December 31, 2022, and provided its current outlook for full year 2023.

2022 Full Year Results Summary
For the full year 2022, the Company reported total revenue of $37.3 million, net loss of $(76.4) million, and Adjusted EBITDA of $(69.2) million, compared to $25.5 million, $(46.7) million, and $(44.8) million, respectively, for 2021. 2022 total revenue increased 47% year-on-year as a result of growth across nearly all revenue drivers, led by increases in engineering and other services associated with its biorefining licensing business. In 2022, the cumulative capacity of the installed production base of the Company’s licensed plants increased by 60% to reach approximately 150,000 tonnes per annum. The Company’s Adjusted EBITDA performance in 2022 reflects increased SG&A expenses associated with higher headcount and associated personnel costs and increased administrative costs as the Company continues to expand.

2023 Financial Outlook
For the full year 2023, the Company expects total revenue of between $80.0 million and $120.0 million and the company also expects Adjusted EBITDA for the full year 2023 of between $(65.0) million and $(55.0) million. The significant ramp in 2023 revenue reflects multiple new projects in active development and the early recurring revenue streams associated with our increasing number of commercially operating plants under licensing agreements which come online over the course of the year.

Jennifer Holmgren, Chairman and CEO of LanzaTech stated, “The accelerating global adoption of our CCT technology and continued progress within our partners’ pipeline of CCT facilities currently under development, mark the initial stages of an important new chapter in our company’s development story. The years of hard work and cutting-edge research required to bring our technology to a commercial level are now poised to bear fruit as we transition towards this new chapter of rapid growth and near-term expected profitability. While innovation and the advancement of our technology continue to be a pillar on which our company is built, we must now add to our focus, the widespread proliferation of our technology in order to make a circular carbon economy and post pollution future a reality.”

Geoff Trukenbrod, CFO of LanzaTech commented, “We are pleased to report our financial results for 2022 and introduce our financial outlook for 2023. Our achieved results and forecast illustrate the growth and momentum we are seeing as we scale the business. With the recent completion of our go-public transaction, we are motivated, focused, and strategically positioned to execute on our exciting growth plans. We are armed with a strong and flexible balance sheet, including approximately $230 million in cash on hand at the close of our go public transaction, which we believe positions us to fully-fund our business through to positive Adjusted EBITDA by the end of 2024.”

LanzaTech Announces Filing of Annual Report, Including on Form 10-K
The Company announced the availability of its 2022 Annual Report. To access the Company’s latest Annual Report, please visit https://ir.lanzatech.com/financial-information/annual-reports.

Additionally, LanzaTech filed its Form 10-K for the fiscal year ended December 31, 2022 with the SEC, which includes complete operating and financial results along with management commentary for the full year 2022 of AMCI Acquisition Corp. II, the acquiring entity in the company’s business combination transaction completed in February 2023. The Form 10-K can be accessed on the SEC’s website at www.sec.gov.

LanzaTech Announces Filing of “Super 8-K”
LanzaTech also filed an amendment to its Super 8-K with the Company’s 2022 audited financials. The Super 8-K was originally filed with the SEC on February 13, 2023, following the consummation of its business combination with AMCI Acquisition Corp. II on February 8, 2023. Subject to comments from the SEC and any further required revisions to the filing, the Company expects to file a final version and receive regulatory approval for the business combination.

About LanzaTech
Headquartered in Skokie, Ill., LanzaTech transforms waste carbon into materials such as sustainable fuels, fabrics, packaging, and other products. Using a variety of waste feedstocks, LanzaTech’s technology platform is contributing to a future where consumers are not dependent on virgin fossil feedstocks for everything in their daily lives. LanzaTech’s goal is to challenge and change the way the world uses carbon, enabling a new circular carbon economy where carbon is reused rather than wasted, skies and oceans are kept clean, and pollution becomes a thing of the past. For more information about LanzaTech visit https://lanzatech.com.

Forward-Looking Statements
This press release includes forward-looking statements regarding, among other things, the plans, strategies and prospects, both business and financial, of LanzaTech. These statements are based on the beliefs and assumptions of LanzaTech’s management. Although LanzaTech believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, LanzaTech cannot assure you that it will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,”

“projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” “intends” or similar expressions. The forward-looking statements are based on projections prepared by, and are the responsibility of, LanzaTech’s management. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside LanzaTech’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. New risk factors that may affect actual results or outcomes emerge from time to time and it is not possible to predict all such risk factors, nor can LanzaTech assess the impact of all such risk factors on its business, or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements, which speak only as of the date hereof. All forward-looking statements attributable to LanzaTech or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. LanzaTech undertakes no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures
To supplement our financial results presented in accordance with US GAAP and to provide investors with additional information regarding our financial results, we have presented in this press release adjusted EBITDA, a non-GAAP financial measure. Adjusted EBITDA is not based on any standardized methodology prescribed by US GAAP and is not necessarily comparable to similarly titled measures presented by other companies.

We define adjusted EBITDA as our net loss, excluding the impact of depreciation and amortization, interest income (expense), income tax benefit (expense), gain on extinguishment of debt, stock-based compensation, and loss/(gain) from equity method investees. We monitor and have presented in this press release adjusted EBITDA because it is a key measure used by our management and the board of directors to understand and evaluate our operating performance, to establish budgets, and to develop operational goals for managing our business. We believe adjusted EBITDA helps identify underlying trends in our business that could otherwise be masked by the effect of certain expenses that we include in net loss. Accordingly, we believe adjusted EBITDA provides useful information to investors, analysts, and others in understanding and evaluating our operating results and enhancing the overall understanding of our past performance and future prospects.

Adjusted EBITDA is not prepared in accordance with US GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with US GAAP. There are a number of limitations related to the use of adjusted EBITDA rather than net loss, which is the most directly comparable financial measure calculated and presented in accordance with US GAAP. For example, adjusted EBITDA: (i) excludes stock-based compensation expense because it is a significant non-cash expense hat is not directly related to our operating performance; (ii) excludes depreciation expense and, although this is a non-cash expense, the assets being depreciated and amortized may have to be replaced in the future; and (iii) does not reflect the cash requirements necessary to service interest on our debt, which affects the cash available to us; (iv) gain or losses on equity method investee; and (v) certain income or expense items that do not provide a comparable measure of our business performance. In addition, the expenses and other items that we exclude in our calculations of adjusted EBITDA may differ from the expenses and other items, if any, that other companies may exclude from adjusted EBITDA when they report their operating results. In addition, other companies may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison.

The following table reconciles adjusted EBITDA to net loss, the most directly comparable financial measure calculated and presented in accordance with US GAAP.

Reconciliation of Net loss to Adjusted EBITDA

	Year Ended December 31,
(In thousands)	2022	2021
Net Loss	$ (76,356)	$ (46,689)
Depreciation	4,660	3,806
Interest (income) expense	(8)	7
Gain on extinguishment of debt	—	(3,065)
Stock-based compensation expense and change in fair value of warrant liability (1)	4,476	3,094
Gain from equity method investees, net	(1,992)	(1,945)
Adjusted EBITDA	$ (69,220)	$ (44,792)
__________________
(1)Stock-based compensation expense represents expense related to equity compensation plans

The Company does not provide a reconciliation of forward-looking non-GAAP financial measures to the most comparable U.S. GAAP financial measures on a forward-looking basis because the Company is unable to predict with reasonable certainty the ultimate outcome of pending litigation, unusual gains and losses, foreign currency exchange gains or losses and potential future asset impairments, as well as discrete taxable events, without unreasonable effort. These items are uncertain, depend on various factors, and could have a material impact on U.S. GAAP results for the guidance period.

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Contacts:
Media Contact - LanzaTech
Kit McDonnell, Director of Communications

kit.mcdonnell@lanzatech.com

Investor Relations Contact - LanzaTech
Omar El-Sharkawy
VP, Corporate Development
LanzatechIR@icrinc.com